EX-99.h.7

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                              JNL VARIABLE FUND LLC


         AMENDMENT made as of this ____ day of ______________, 2003, by and between JNL Variable Fund LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Fund") of the Variable Fund and the owners of record thereof; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

         1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated ________________, 2003, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNL VARIABLE FUND LLC


___________________________                 By:______________________________
                                                  Mark D. Nerud
                                            As Its Vice President, Treasurer
                                            and Chief Financial Officer

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC

___________________________                 By:______________________________
                                                  Susan S. Rhee
                                            As Its Assistant Secretary


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                                    EXHIBIT A

                          -----------------------------


                       JNL/Curian the Dow SM Target 5 Fund
                       JNL/Curian the Dow SM Target 10 Fund
                       JNL/Curian the S&P(R) Target 10 Fund
                       JNL/Curian Global Target 15 Fund
                       JNL/Curian Target 25 Fund
                       JNL/Curian Target Small Cap Fund
                       JNL/Curian Technology Sector Fund
                       JNL/Curian Pharmaceutical & Healthcare Sector Fund JNL/Curian Financial Sector Fund
                       JNL/Curian Energy Sector Fund
                       JNL/Curian Consumer Brands Sector Fund
                       JNL/Curian Communications Sector Fund